Exhibit 99.3

[LETTERHEAD OF VIRGIN MEDIA INC.]

Virgin Media Inc.

Schedule Relating to Amendment Request Letter Dated 13 October 2008

Non-GAAP Financial Measures

The Amendment Request Letter that Virgin Media Inc. sent to its senior lenders dated 13 October 2008 includes the non-GAAP financial measure that we refer to as OCF.  This schedule provides further information in relation to that measure and reconciles the measure to GAAP.

Virgin Media uses non-GAAP financial measures with a view to providing investors with a better understanding of its operating results and underlying trends to measure past and future performance and liquidity.

Operating income before depreciation, amortisation, goodwill impairment and other charges (OCF)

Operating income before depreciation, amortisation, goodwill impairment and other charges, which we refer to as OCF or OCF (Total), is not a financial measure recognised under GAAP.  OCF represents our operating income before interest, taxes, depreciation and amortisation, goodwill impairment and other charges.  Our management, including our chief executive officer, who is our chief operating decision maker, considers OCF as an important indicator of our operational strength and performance. OCF excludes the impact of costs and expenses that do not directly affect our cash flows. Other charges, including restructuring charges, are also excluded from OCF as management believes they are not characteristic of our underlying business operations.

OCF is most directly comparable to the GAAP financial measure operating income (loss), and it should not be considered as a substitute for that measure. Some of the significant limitations associated with the use of OCF as compared to operating income (loss) are that OCF does not consider the amount of required reinvestment in depreciable fixed assets and ignores the impact on our results of operations of items that management believes are not characteristic of our underlying business operations.

We believe OCF is helpful for understanding our performance and assessing our prospects for the future, and that it provides useful supplemental information to investors. In particular, this non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to operating income (loss) shown below, provides a more complete understanding of factors and trends affecting our business. Because GAAP financial measures are not standardised, it may not be possible to compare OCF with other companies' GAAP financial measures that have the same or similar names.

Reconciliation of operating income before depreciation, amortization, goodwill impairment and other charges (OCF) to GAAP operating (loss) income.

(in £ millions) (unaudited)	Three months ended				Last twelve months ended
	Sep 30, 2007	Dec 31, 2007	Mar 31, 2008	Jun 30, 2008	Jun 30, 2008
Operating income before depreciation, amortization, goodwill impairment and other charges (OCF)	341.5	321.0	324.2	332.9	1,319.6
Reconciling items
Depreciation and amortization	(303.7)	(315.9)	(324.2)	(301.5)	(1,245.3)
Goodwill impairment	-	-	-	(366.2)	(366.2)
Other income (charges)	8.9	(22.9)	(4.6)	1.7	(16.9)
Operating (loss) income	46.7	(17.8)	(4.6)	(333.1)	(308.8)

Note:       Last twelve months (LTM) information has been derived from the addition of previously reported quarterly results.  For further details regarding these results, see the information on our Earnings Releases filed on Form 8-K on November 7, 2007, February 28, 2008, May 8, 2008 and August 7, 2008

(in £ millions) (unaudited)	Three months ended				Last twelve months ended
	Sep 30, 2006	Dec 31, 2006	Mar 31, 2007	Jun 30, 2007	Jun 30, 2007
Operating income before depreciation, amortization, goodwill impairment and other charges (OCF)	317.8	313.0	305.7	315.3	1,251.8
Reconciling items
Depreciation and amortization	(296.5)	(288.2)	(309.4)	(309.2)	(1,203.3)
Other income (charges)	(30.9)	(15.6)	(11.6)	(3.1)	(61.2)
Operating (loss) income	(9.6)	9.2	(15.3)	3.0	(12.7)

Note:       Last twelve months (LTM) information has been derived from the addition of previously reported quarterly results.  For further details regarding these results, see the information on our Earnings Releases filed on Form 8-K on November 8, 2006, February 28, 2007, May 9, 2007 and August 8, 2007